UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Liberty Media Corporation (the "Company") is furnishing on this Form 8-K unaudited attributed financial information for the tracking stock groups for the years ended December 31, 2015, 2014 and 2013 in connection with the Company's previously announced upcoming investor meeting for the proposed Liberty Braves Group which will be webcast on Thursday, April 21, 2016 beginning at 9:30 a.m. E.S.T. on Thursday, April 21, 2016. Speaking at the meeting will be Greg Maffei, President and CEO of the Company, Terry McGuirk, Chairman and CEO of the Atlanta Braves and other Atlanta Braves management representation. During these presentations, observations may be made regarding the financial performance and outlook of the proposed Liberty Braves Group and the Atlanta Braves team performance.The financial information furnished herewith is being made available on a supplementary basis because the Company's most recently filed Form 10-K does not include any attributed tracking stock group information, as the Liberty Braves tracking stock was not created prior to the end of the fiscal year covered by our most recent Form 10-K.

This Item 2.02 and the Unaudited Attributed Financial Information attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the year ended December 31, 2015 are being furnished to the SEC.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Unaudited Attributed Financial Information as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Unaudited Attributed Financial Information as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013